For media inquiries:	For financial inquiries:
Katherine Taylor	Judith Carré Sutfin
Investor Relations Manager	Executive Vice President and CFO
815-961-7164	815-961-7165 815-961-7081

AMCORE Financial, Inc. Reports 3rd Quarter Results

ROCKFORD, IL - October 16, 2008 - AMCORE Financial, Inc. (Nasdaq: AMFI) today announced financial results for the third quarter ended September 30, 2008.

(Numbers in Thousands, Except Per Share Data)
	3rd quarter 2008	3rd quarter 2007	2nd quarter 2008
Net Revenues	$52,507	$54,396	$55,542
Net Income (Loss)	($17,987)	$1,889	($20,234)
Diluted Shares	22,647	23,316	22,614
Diluted EPS	($0.79)	$0.08	($0.89)

AMCORE reported a net loss of $18.0 million for third quarter 2008, compared to net income of $1.9 million in the prior-year period and a net loss of $20.2 million in the previous quarter. Loss per diluted share was ($0.79) for third quarter 2008, compared to earnings of $0.08 per diluted share in third quarter 2007, and an improvement from the loss of ($0.89) in the previous quarter.

“Unprecedented marketplace events this year have caused global financial confidence to drop sharply, which has negatively affected the entire U.S. financial services industry, including AMCORE,” said William R. McManaman, Chairman and CEO of AMCORE. “We are confronting these economic challenges by setting aside adequate reserves for potential loan losses and actively managing capital to enhance our stability. Moving forward, we are confident that the strategy we have in place will help us to navigate through today’s economic headwinds, maintain high levels of customer satisfaction, and position AMCORE for future success.”

The following reflects some of the key strategic actions taken in the third quarter:

•
Reaffirmed the Bank’s roots with the “one bank” focus to expand and grow our customer relationships across all lines of business. The objective is to leverage the combined, diverse expertise of our organization to offer clients a full range of specialized, targeted financial products specifically designed to help them achieve their unique financial goals.

•
Continued to actively manage the Bank’s capital position to promote flexibility, expand our execution capabilities, and create long-term shareholder value. AMCORE continues to be above the well capitalized threshold and maintains nearly $450 million in regulatory capital.

•	Improved credit policies and practices and implemented more consistent controls and safeguards to assure continued financial strength.

•
Completed the third party review of the commercial credit portfolio. Results confirmed that the Company has successfully implemented its enhanced loan grading system and has an effective risk grading process.

•	Focused on building and growing our commercial and industrial lending relationships and reducing our commercial real estate concentration.

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Headlines

•
Net interest income was $32.3 million, or 2.76 percent of average earning assets in third quarter 2008, compared to $40.4 million, or 3.35 percent, in third quarter 2007, and $36.0 million, or 3.07 percent of average earning assets in second quarter 2008.

•	Provision for loan losses was $48.0 million, a $32.7 million increase from $15.3 million in third quarter 2007 and an $8.0 million increase from $40.0 million in second quarter 2008.

-
Net charge-offs were $26.8 million compared to $4.5 million in third quarter 2007, and $3.3 million in second quarter 2008. Provision for loan losses are accrued when losses are probable, whereas chargeoffs are taken when the loss is subsequently confirmed.

-	Non-performing loans were $191.4 million, compared to $41.2 million at September 30, 2007 and $171.8 million at June 30, 2008.

-	Delinquent loans increased 23 percent from third quarter 2007, but declined 13 percent from the previous quarter. This is the second consecutive quarterly decline since peaking in first quarter 2008.

•
Non-interest income was up 44 percent compared to third quarter 2007 and four percent compared to second quarter 2008, primarily due to impairment losses on investment securities in the prior year period.

•	Operating expenses declined two percent compared to third quarter 2007 and 21 percent or $9.9 million compared to second quarter 2008.

Revenues

Net revenues decreased $1.9 million to $52.5 million in third quarter 2008 from $54.4 million during the same quarter a year ago and decreased $3.0 million from $55.5 million in the previous quarter. The decreases from both periods were primarily due to interest income reversals and funding costs on higher levels of non-accrual loans, pricing pressure on funding sources and lower loan balances The net interest margin decreased 59 basis points to 2.76 percent in third quarter 2008 from 3.35 percent in third quarter 2007, and decreased 31 basis points compared to second quarter 2008.

Average loan balances decreased two percent, or $89.8 million, to $3.8 billion compared to second quarter 2008, while average investment securities decreased one percent, or $11.5 million. Average bank issued deposits decreased seven percent, or $232 million, to $3.0 billion compared to second quarter 2008. While there was some attrition in the deposit base, this was primarily due to two large institutional transactions. First, one large collateralized municipal deposit re-priced and went elsewhere, freeing up that collateral for other use. Second, a large escrow deposit was held for a short period of time in the second quarter and was paid out, affecting average balances.

Total non-interest income increased 44 percent, or $6.2 million compared to third quarter 2007 and increased four percent, or $712,000, compared to second quarter 2008. The increase over the year ago period was primarily due to the $5.6 million investment securities impairment charge in third quarter 2007 and increased service charges on deposits. The increase from the previous quarter was mainly due to CRA-related fund investment income.

Operating Expenses

Expenses in third quarter 2008 were $38.4 million, compared to $39.1 million for the same period in 2007 and $48.3 million in second quarter 2008. Overall expenses were down, even with increased expenses of $680,000 relating to new branches and $850,000 in increased FDIC insurance premiums when compared to the prior year quarter. Second quarter 2008 included $1.5 million in charges related to the planned facilities consolidation and $6.1 million goodwill impairment charge.

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Asset Quality

The percentage of total non-performing assets to total assets was 4.03 percent at September 30, 2008, up from 0.89 percent at September 30, 2007 and 3.50 percent at June 30, 2008. AMCORE’s loan portfolio has been heavily concentrated in commercial real estate, specifically in construction and land development loans and vacant land loans.

“We are confident in the eventual recovery of the market, and remain focused on preserving our strength and stability as we move forward,” said Judy Carré Sutfin, Executive Vice President and CFO. “A positive indicator is the fact that delinquencies, which include loans more than 30 days past due, are down 13%, or $12.3 million, quarter over quarter.. This is the second quarterly decline.”

Additional financial data for the Company’s earnings call will be available in the presentation section of the Investor Relations page on the Company’s website at www.AMCORE.com.

ABOUT AMCORE

AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.0 billion with 78 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

AMCORE common stock is listed on The NASDAQ Stock Market under the symbol “AMFI.” Further information about AMCORE Financial, Inc. can be found at the Company’s website at www.AMCORE.com.

FORWARD LOOKING STATEMENTS

This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company’s officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE’s management and on information currently available to such management. The use of the words “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “may”, “will” or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V)ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayments; (VII) general economic and business conditions which are less favorable than expected; (VIII)equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII)changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in accounting principles generally accepted in the United States of America; (XVI) changes in assumptions or conditions affecting the application of ”critical accounting estimates”; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems; (XIX) adverse economic or business conditions affecting specific loan portfolio types in which the Company has a concentration, such as construction, land development and other land loans, and (XX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

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AMCORE Financial, Inc.
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

($ in 000's except per share data)	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	3Q/2Q	3Q 08/07
SHARE DATA	2008	2008	2008	2007	2007	Inc(Dec)	Inc(Dec)
Diluted earnings per share:	$(0.79)	$(0.89)	$(1.21)	$0.33	$0.08	(11%)	N/M
Cash dividends	$0.050	$0.049	$0.180	$0.180	$0.180	2%	(72%)
Book value	$12.74	$13.85	$15.21	$16.31	$16.28	(8%)	(22%)
Average diluted shares outstanding	22,647	22,614	22,601	22,834	23,316	0%	(3%)
Ending shares outstanding	22,655	22,647	22,612	22,599	23,139	0%	(2%)

INCOME STATEMENT

Total Interest Income	$66,452	$69,088	$75,801	$83,865	$87,592	(4%)	(24%)
Total Interest Expense	34,190	33,079	39,135	44,766	47,221	3%	(28%)
Net interest income	32,262	36,009	36,666	39,099	40,371	(10%)	(20%)
.
Provision for loan losses	48,000	40,000	57,229	6,400	15,281	20%	214%

Non-interest income:
Investment management & trust	3,907	4,394	4,307	4,495	4,519	(11%)	(14%)
Service charges on deposits	9,152	8,680	7,334	8,001	7,852	5%	17%
Net mortgage revenues	203	(5)	345	202	230	N/M	(12%)
Company owned life insurance	1,227	1,106	1,236	1,481	1,747	11%	(30%)
Brokerage commission	963	1,258	1,313	1,013	1,107	(23%)	(13%)
Bankcard fee income	2,241	2,286	2,005	2,060	1,995	(2%)	12%
Net security (losses) gains	-	-	1,010	(346)	(5,574)	0%	(100%)
Other	2,552	1,814	349	1,238	2,149	41%	19%
Total non-interest income	20,245	19,533	17,899	18,144	14,025	4%	44%

Operating expenses:
Personnel costs	21,328	22,039	24,374	22,278	22,188	(3%)	(4%)
Net occupancy & equipment	6,469	6,469	6,842	6,280	6,167	0%	5%
Data processing	715	763	751	884	843	(6%)	(15%)
Professional fees	1,981	1,955	2,547	2,061	2,503	1%	(21%)
Communication	1,318	1,301	1,259	1,280	1,385	1%	(5%)
Advertising & business development	796	616	708	1,400	794	29%	0%
Other	5,757	15,157	8,400	6,566	5,180	(62%)	11%
Total operating expenses	38,364	48,300	44,881	40,749	39,060	(21%)	(2%)

Income before income taxes	(33,857)	(32,758)	(47,545)	10,094	55	3%	N/M
Income tax (benefit) expense	(15,870)	(12,524)	(20,086)	2,564	(1,834)	27%	N/M
Net Income	$(17,987)	$(20,234)	$(27,459)	$7,530	$1,889	(11%)	N/M

	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	Basis Point	Basis Point
KEY RATIOS AND DATA	2008	2008	2008	2007	2007	Change	Change

Net interest margin (FTE)	2.76%	3.07%	3.12%	3.28%	3.35%	(31)	(59)

Return on average assets	-1.40%	-1.58%	-2.13%	0.58%	0.14%	18	(154)
Return on average equity	-22.77%	-23.54%	-29.44%	7.94%	1.97%	77	N/M
Efficiency ratio	73.06%	86.97%	82.26%	71.19%	71.81%	N/M	125
Equity/assets (end of period)	5.76%	6.06%	6.64%	7.10%	7.16%	(30)	(140)

Allowance to loans (end of period)	3.54%	3.44%	2.48%	1.35%	1.31%	10	223
Allowance to non-accrual loans	71%	78%	86%	130%	187%	N/M	N/M
Allowance to non-performing loans	70%	78%	85%	75%	125%	N/M	N/M
Non-accrual loans to loans	4.99%	4.40%	2.89%	1.04%	0.70%	59	429
Non-performing assets to total assets	4.03%	3.50%	2.25%	1.45%	0.89%	53	314

($ in millions)
Total assets under administration	$2,247	$2,458	$2,712	$2,728	$2,789	(9%)	(19%)
Mortgage loans closed	$38	$72	$74	$51	$64	(47%)	(41%)
Mortgage servicing rights, net	$0.1	$0.1	$0.1	$0.1	$0.1	0%	0%

N/M = not meaningful

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AMCORE Financial, Inc.
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(Unaudited)

($ in 000's)	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	3Q/2Q	3Q 08/07	Ending
AVERAGE BALANCE SHEET	2008	2008	2008	2007	2007	Inc(Dec)	Inc(Dec)	Balances
Assets:
Investment securities , at cost	$882,289	$893,769	$874,672	$871,626	$860,426	(1%)	3%	$850,272
Short-term investments	96,027	18,992	5,472	6,856	4,814	N/M	N/M	14,940
Loans held for sale	4,523	7,811	8,565	6,653	8,514	(42%)	(47%)	3,950
Loans: Commercial	765,776	785,912	774,482	776,557	803,529	(3%)	(5%)	765,129
Commercial real estate	2,234,286	2,310,215	2,346,154	2,358,906	2,382,397	(3%)	(6%)	2,238,821
Residential real estate	445,837	455,929	473,545	488,532	491,982	(2%)	(9%)	438,447
Consumer	361,107	344,787	335,272	319,808	316,879	5%	14%	364,370
Total loans	$3,807,006	$3,896,843	$3,929,453	$3,943,803	$3,994,787	(2%)	(5%)	$3,806,767
Total earning assets	$4,789,845	$4,817,415	$4,818,162	$4,828,938	$4,868,541	(1%)	(2%)	$4,675,929

Allowance for loan losses	(123,693)	(99,197)	(53,982)	(52,499)	(42,354)	25%	192%	(134,833)
Goodwill	-	6,081	6,148	6,148	6,148	(100%)	(100%)	-
Other non-earning assets	438,972	424,046	404,324	412,641	414,042	4%	6%	472,171
Total assets	$5,105,124	$5,148,345	$5,174,652	$5,195,228	$5,246,377	(1%)	(3%)	$5,013,267
Liabilities and Stockholders' Equity:
Non-interest bearing deposits	$476,378	$492,882	$479,571	$496,301	$499,550	(3%)	(5%)	$462,129
Interest bearing deposits	1,462,149	1,781,361	1,824,232	1,873,883	1,809,846	(18%)	(19%)	1,298,238
Time deposits	1,048,560	944,914	994,795	1,067,981	1,130,992	11%	(7%)	1,102,954
Total bank issued deposits	$2,987,087	$3,219,157	$3,298,598	$3,438,165	$3,440,388	(7%)	(13%)	$2,863,321
Wholesale deposits	887,366	683,246	593,083	620,500	649,906	30%	37%	949,981
Short-term borrowings	510,945	480,092	485,708	327,678	294,584	6%	73%	545,551
Long-term borrowings	350,035	364,277	367,492	368,657	421,826	(4%)	(17%)	316,809
Total wholesale funding	$1,748,346	$1,527,615	$1,446,283	$1,316,835	$1,366,316	14%	28%	$1,812,341
Total interest bearing liabilities	4,259,055	4,253,890	4,265,310	4,258,699	4,307,154	0%	(1%)	4,213,533
Other liabilities	55,456	55,914	54,695	64,144	59,949	(1%)	(7%)	49,073
Total liabilities	$4,790,889	$4,802,686	$4,799,576	$4,819,144	$4,866,653	(0%)	(2%)	$4,724,735
Stockholders' equity	320,549	345,498	373,870	377,775	391,731	(7%)	(18%)	301,568
Other comprehensive loss	(6,314)	161	1,206	(1,691)	(12,007)	N/M	(47%)	(13,036)
Total stockholders' equity	314,235	345,659	375,076	376,084	379,724	(9%)	(17%)	288,532
Total liabilities & stockholders' equity	$5,105,124	$5,148,345	$5,174,652	$5,195,228	$5,246,377	(1%)	(3%)	$5,013,267

CREDIT QUALITY
Ending allowance for loan losses	$134,833	$133,393	$96,732	$53,140	$51,500	1%	162%
Net charge-offs	26,757	3,339	13,637	4,760	4,495	N/M	N/M
Net charge-offs to avg loans (annualized)	2.80%	0.34%	1.40%	0.48%	0.45%	N/M	N/M
Non-performing assets:
Non-accrual loans	$190,135	$170,910	$112,945	$40,972	$27,603	11%	N/M
Loans 90 days past due & still accruing	1,267	894	1,107	29,826	13,571	42%	(91%)
Total non-performing loans	191,402	171,804	114,052	70,798	41,174	11%	N/M
Foreclosed real estate	10,224	8,906	2,422	4,108	5,251	15%	95%
Other foreclosed assets	393	257	246	201	236	53%	67%
Total non-performing assets	$202,019	$180,967	$116,720	$75,107	$46,661	12%	N/M
YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)	4.65%	4.70%	4.71%	4.61%	4.56%
Short-term investments	1.95%	2.16%	4.04%	5.31%	6.61%
Loans held for sale	6.85%	5.96%	6.54%	7.61%	6.51%
Loans: Commercial	5.64%	5.92%	6.78%	7.80%	8.24%
Commercial real estate	5.70%	5.94%	6.66%	7.42%	7.75%
Residential real estate	5.79%	5.94%	6.40%	6.94%	7.13%
Consumer	7.87%	7.90%	7.93%	7.96%	7.76%
Total loans (FTE)	5.90%	6.11%	6.76%	7.48%	7.77%
Total interest earning assets (FTE)	5.60%	5.83%	6.38%	6.96%	7.20%
Liabilities:
Interest bearing deposits	1.42%	1.63%	2.42%	3.23%	3.44%
Time deposits	3.79%	3.98%	4.36%	4.58%	4.70%
Total bank issued deposits	2.41%	2.45%	3.11%	3.72%	3.92%
Wholesale deposits	4.61%	4.66%	5.02%	5.11%	5.13%
Short-term borrowings	3.25%	3.20%	4.02%	4.80%	5.08%
Long-term borrowings	5.13%	5.22%	5.55%	5.63%	5.61%
Total wholesale funding	4.32%	4.32%	4.82%	5.18%	5.27%
Total interest bearing liabilities	3.19%	3.12%	3.69%	4.17%	4.35%
Net interest spread	2.41%	2.71%	2.69%	2.79%	2.85%
Net interest margin (FTE)	2.76%	3.07%	3.12%	3.28%	3.35%

FTE adjustment (000's)	$844	$803	$746	$701	$657

N/M = not meaningful

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